UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

LONG-E INTERNATIONAL, INC.
(Exact name of registrant specified in charter)

Utah	000-28727	87-0624752
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China
(Address of principal executive offices) (Zip Code)

(86) 755 3396 5188
(Registrant’s telephone number, including area code)

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective as of January 25, 2007, Long-e International, Inc., a Utah corporation (the "Company"), closed a Securities Purchase Agreement by which Barron Partners LP, Vision Opportunity Master Fund, Ltd., JCAR Funds Ltd., Steve Mazur, William Denkin, Ray Rivers, Ronald and Linda Nash, and Nutmeg/Mercury Fund, L.L.P (the "Subscribers") purchased:

•
Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $5,353,000, convertible into a total of 13,382,500 shares of the Company's common stock at a price of $0.40 per share. Upon filing of a Certificate of Designations of Preferences, Rights and Limitations of the Company's class of preferred stock with the Secretary of State of Utah, the Note shall be convertible only into 13,382,500 shares of preferred stock, at a price of $0.40 per share. As of the date hereof, the Company has not filed any Certificate of Designations. The Note is payable on January 25, 2017, subject to automatic extension on a month by month basis. The Note does not bear any interest.

•
Common Stock Purchase Warrants (the "Series A Warrant") entitling the Subscribers to purchase up to an aggregate of 6,691,250 shares of the Company's common stock at a price of $0.48 per share. The Series A Warrant is exercisable until January 25, 2012. The Series A Warrant has a "cashless exercise" feature, and the exercise price per share may be adjusted in response to the occurrence of certain triggering events. The Company may call the Series A Warrant if the closing market price of its common stock equals or exceeds $1.00 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Series A Warrant during such period.

•
Common Stock Purchase Warrants (the "Series B Warrant") to purchase up to an aggregate of 6,691,250 shares of the Company's common stock at a price of $0.60 per share. The period of exercisability of the Series B Warrant, and the other material terms thereof, are the same as for the Series A Warrant, with the exception that the call feature is triggered if the closing market price of the Company's common stock equals or exceeds $1.20 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Series B Warrant during such period.

As of the closing date of this transaction, the Note had not been converted and none of the Series A or B Warrants had been exercised, in whole or in part.

Not later than 120 days after the closing date of the Securities Purchase Agreement, the Company is required to file a Registration Statement registering a portion of the shares issuable upon conversion of the Notes and the Series A and Series B Warrants, and a portion of the shares issued in the Company’s placement closed December 29, 2006. If the Company fails to satisfy certain agreed deadlines during the registration process, the Company is obligated to pay the Subscribers liquidated damages in cash equal to two percent (2%) of the Subscribers’ initial investment in the Company, up to 20% of such investment in the aggregate.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE.

Item 2.03.     Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 3.02.     Sale of Unregistered Securities.

See Item 1.01 of this Current Report. The Company issued and sold the securities described herein pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.     Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Convertible Note
4.2	Form of Series A Common Stock Purchase Warrant
4.3	Form of Series B Common Stock Purchase Warrant
10.1	Note Purchase Agreement dated January 25, 2007
10.2	Amended and Restated Registration Rights Agreement dated January 25, 2007
10.3	Escrow Agreement dated January 17, 2007
10.4	Amendment No.1 to Escrow Agreement dated January 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007	By:	/s/ Bu Shengfu
Bu Shengfu
President and Chief Executive Officer (Duly Authorized Officer)

Date: January 31, 2007	By:	/s/ Liang Zhu
Liang Zhu
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Convertible Note
4.2	Form of Series A Common Stock Purchase Warrant
4.3	Form of Series B Common Stock Purchase Warrant
10.1	Note Purchase Agreement dated January 25, 2007
10.2	Amended and Restated Registration Rights Agreement dated January 25, 2007
10.3	Escrow Agreement dated January 17, 2007
10.4	Amendment No.1 to Escrow Agreement dated January 17, 2007